Exhibit 99.1
GitLab Reports Fourth Quarter and Full Year Fiscal Year 2026 Financial Results; Board of Directors Authorizes $400 million for Share Repurchase Program

Fourth Quarter Fiscal Year 2026 Highlights:
•Total revenue of $260.4 million, up 23% year-over-year
•GAAP operating margin of (2)%; non-GAAP operating margin of 21%
•Operating cash flow of $45.8 million and non-GAAP adjusted free cash flow of $41.8 million

Fiscal Year 2026 Highlights:
•Total revenue of $955.2 million, up 26% year-over-year
•GAAP operating margin of (7)%; non-GAAP operating margin of 17%
•Operating cash flow of $232.9 million and non-GAAP adjusted free cash flow of $219.6 million

San Francisco (March 3, 2026) -All-Remote-GitLab Inc. (NASDAQ: GTLB), the intelligent orchestration platform for DevSecOps, today reported financial results for its fourth quarter fiscal year of 2026, ended January 31, 2026.

“GitLab sits at the heart of how enterprises build and deliver software,” said Bill Staples, GitLab chief executive officer. “The launch of the GitLab Duo Agent Platform brings intelligent orchestration to the full software lifecycle, with all of the context needed to unlock step-function gains across every task in software engineering. As code volume explodes, security, compliance, and governance are no longer optional; they're existential. GitLab was built for this environment.”

“Fiscal year 2026 saw GitLab cross $1 billion in ARR and deliver $220 million of free cash flow,” said Jessica Ross, GitLab chief financial officer. “We are building new multi-year growth drivers with GitLab Duo Agent Platform and hybrid pricing. Our new $400 million share repurchase authorization reflects confidence in the business and our commitment to delivering shareholder value.”

Fourth Quarter Fiscal Year 2026 Financial Highlights (in millions, except per share data and percentages):

	Q4 FY 2026	Q4 FY 2025	Y/Y Change
Revenue	$260.4	$211.4	23%
GAAP Gross margin	87%	89%
Non-GAAP Gross margin	89%	91%
GAAP Operating margin	(2)%	(9)%
Non-GAAP Operating margin	21%	18%
GAAP Operating loss	$(5.2)	$(19.3)	$14.1
Non-GAAP Operating income	$53.4	$37.4	$16.0
GAAP Net income (loss) attributable to GitLab	$(2.6)	$6.9	$(9.5)
Non-GAAP Net income attributable to GitLab	$51.7	$56.7	$(5.0)
GAAP Net income (loss) per share attributable to GitLab, basic	$(0.02)	$0.04	$(0.06)
GAAP Net income (loss) per share attributable to GitLab, diluted	$(0.02)	$0.04	$(0.06)
Non-GAAP Net income per share attributable to GitLab, basic	$0.31	$0.35	$(0.04)
Non-GAAP Net income per share attributable to GitLab, diluted	$0.30	$0.33	$(0.03)
GAAP net cash provided by operating activities	$45.8	$63.2	$(17.4)
Non-GAAP adjusted free cash flow	$41.8	$62.1	$(20.3)

Fiscal Year 2026 Financial Highlights (in millions, except per share data and percentages):

	FY 2026	FY 2025	Y/Y Change
Revenue	$955.2	$759.2	26%
GAAP Gross margin	87%	89%
Non-GAAP Gross margin	89%	91%
GAAP Operating margin	(7)%	(19)%
Non-GAAP Operating margin	17%	10%
GAAP Operating loss	$(70.5)	$(142.7)	$72.2
Non-GAAP Operating income	$162.8	$77.6	$85.2
GAAP Net loss attributable to GitLab	$(56.0)	$(6.3)	$(49.7)
Non-GAAP Net income attributable to GitLab	$165.5	$124.8	$40.7
GAAP Net loss per share attributable to GitLab, basic	$(0.34)	$(0.04)	$(0.30)
GAAP Net loss per share attributable to GitLab, diluted	$(0.34)	$(0.04)	$(0.30)
Non-GAAP Net income per share attributable to GitLab, basic	$0.99	$0.78	$0.21
Non-GAAP Net income per share attributable to GitLab, diluted	$0.96	$0.74	$0.22
GAAP net cash provided by (used in) operating activities	$232.9	$(64.0)	$296.9
Non-GAAP adjusted free cash flow	$219.6	$120.0	$99.6

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Additional Fourth Quarter Fiscal Year 2026 Financial Highlights:

•Customers with more than $5,000 of ARR reached 10,682, an increase of 8% year-over-year.
•Customers with more than $100,000 of ARR reached 1,456, an increase of 18% year-over-year.
•Customers with more than $1 million of ARR reached 155, an increase of 26% year-over-year.
•Dollar-Based Net Retention Rate was 118%.
•Total RPO grew 20% year-over-year to $1.1 billion, while cRPO grew 24% to $719.4 million.

Business Highlights:

•Announced the general availability of GitLab Duo Agent Platform, enabling intelligent orchestration and agentic AI automation across the software lifecycle with an organization’s full context, standards, and guardrails.
•Introduced GitLab Credits, a usage-based pricing model for GitLab Duo Agent Platform capabilities that provides transparency into AI costs and enables customers to scale agent usage aligned with business value.
•Appointed Jessica Ross as Chief Financial Officer and Siva Padisetty as Chief Technology Officer.

Recent Developments:

•Held GitLab Transcend on February 10, 2026, an exclusive event for technology leaders conducted both virtually and in person across 12 cities, exploring intelligent orchestration across the software lifecycle and GitLab’s approach to moving software teams from stage-based to continuous software development.
•GitLab Board authorized inaugural $400 million share repurchase program, reflecting confidence in the company's long-term growth trajectory and commitment to delivering shareholder value.

First Quarter and Fiscal Year 2027 Financial Outlook

For the first quarter and fiscal year 2027, GitLab Inc. expects (in millions, except share and per share data):

	Q1 FY 2027 Guidance	FY 2027 Guidance
Revenue	$253.0 - $255.0	$1,099 - $1,118
Non-GAAP operating income	$32.0 - $34.0	$129 - $137
Non-GAAP diluted net income per share assuming approximately 173 million and 175 million weighted average shares outstanding during Q1 FY 2027 and FY 2027, respectively.	$0.20 - $0.21	$0.76 - $0.80

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating income (loss) and net income (loss) per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, March 3, 2026, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its fourth quarter and full fiscal year 2026 financial results and its guidance for the first quarter and full fiscal year 2027. Interested parties may register for the call in advance by visiting http://bit.ly/4aFo2cP. A live webcast of this conference call will be available on GitLab’s investor relations website (ir.gitlab.com), and a replay will also be archived on the website for one year.

About GitLab

GitLab is the intelligent orchestration platform for DevSecOps. GitLab enables organizations to increase developer productivity, improve operational efficiency, reduce security and compliance risk, and accelerate digital transformation. More than 50 million registered users and more than 50% of the Fortune 100* trust GitLab to ship better, more secure software faster.

*Fortune 500® is a registered trademark of Fortune Media IP Limited, used under license. Claim based on GitLab data. Fortune 100 refers to the top 20% ranked companies in the 2025 Fortune 500 list, published in June 2025. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of GitLab.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition related expenses, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, non-recurring charges associated with the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), and other expenses that the Company believes are not indicative of its ongoing operations. In addition to these exclusions, effective Q1 FY26 we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision which reflects the new location of GitLab’s intellectual property in the U.S. following the conclusion of our bilateral advance pricing agreements. For FY26 and FY27, we have determined the projected non-GAAP tax rate to be 22%. Shares used for net income per share on a non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Free Cash Flow

Adjusted free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment, plus any non-recurring income tax payments related to the BAPA or minus any non-recurring income tax refunds related to the BAPA, plus any non-recurring payments related to the formation of JiHu. We believe that adjusted free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, any non-recurring income tax payments or refunds related to the BAPA, and any non-recurring payments related to the formation of JiHu, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. One limitation of adjusted free cash flow is that it does not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• security and privacy breaches;
• intense competition in our markets and loss of market share to our competitors;
• our ability to respond to rapid technological changes;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• customers staying on our free self-managed or SaaS product offering;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, tariffs, regulatory uncertainty (including with respect to the federal budget and potential government shutdowns), volatile capital markets, and actual or perceived instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	January 31, 2026(1)	January 31, 2025(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$229,576	$227,649
Short-term investments	1,030,327	764,728
Accounts receivable, net of allowance for doubtful accounts of $967 and $991 as of January 31, 2026 and January 31, 2025, respectively	304,301	264,565
Deferred contract acquisition costs, current	42,676	38,964
Prepaid expenses and other current assets	48,899	40,411
Total current assets	1,655,779	1,336,317
Property and equipment, net	11,815	4,013
Goodwill	17,379	16,139
Intangible assets, net	9,774	17,834
Deferred contract acquisition costs, non-current	23,705	20,142
Other non-current assets	4,295	4,818
TOTAL ASSETS	$1,722,747	$1,399,263
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,205	$7,519
Accrued expenses and other current liabilities	58,185	54,680
Accrued compensation and benefits	39,657	40,233
Deferred revenue, current	545,096	442,599
Total current liabilities	652,143	545,031
Deferred revenue, non-current	26,994	26,369
Other non-current liabilities	7,362	6,557
TOTAL LIABILITIES	686,499	577,957
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized; no shares issued and outstanding as of January 31, 2026 and January 31, 2025	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized; 153,336 and 144,444 shares issued and outstanding as of January 31, 2026 and January 31, 2025, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized; 16,732 and 19,469 shares issued and outstanding as of January 31, 2026 and January 31, 2025, respectively	—	—
Additional paid-in capital	2,207,361	1,952,031
Accumulated deficit	(1,223,570)	(1,167,614)
Accumulated other comprehensive income (loss)	6,877	(8,508)
Total GitLab stockholders’ equity	990,668	775,909
Noncontrolling interests	45,580	45,397
TOTAL STOCKHOLDERS’ EQUITY	1,036,248	821,306
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,722,747	$1,399,263
__________
(1) As of January 31, 2026 and January 31, 2025, the condensed consolidated balance sheets include assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $41.0 million and $46.5 million, respectively, and liabilities of $7.1 million and $10.3 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Revenue:
Subscription—self-managed and SaaS	$234,277	$185,562	$864,704	$675,179
License—self-managed and other	26,125	25,869	90,520	84,070
Total revenue	260,402	211,431	955,224	759,249
Cost of revenue:
Subscription—self-managed and SaaS	28,297	17,277	94,502	64,916
License—self-managed and other	6,685	5,592	26,241	20,224
Total cost of revenue	34,982	22,869	120,743	85,140
Gross profit	225,420	188,562	834,481	674,109
Operating expenses:
Sales and marketing	112,581	98,753	434,725	384,295
Research and development	68,961	62,885	274,574	239,652
General and administrative	49,042	46,262	195,663	192,877
Total operating expenses	230,584	207,900	904,962	816,824
Loss from operations	(5,164)	(19,338)	(70,481)	(142,715)
Interest income	11,630	10,292	45,707	47,735
Other income (expense), net	(6,075)	4,017	(23,291)	9,187
Income (loss) before income taxes	391	(5,029)	(48,065)	(85,793)
Provision for (benefit from) income taxes	3,904	(11,344)	10,499	(76,674)
Net income (loss)	$(3,513)	$6,315	$(58,564)	$(9,119)
Net loss attributable to noncontrolling interest	(916)	(577)	(2,608)	(2,793)
Net income (loss) attributable to GitLab	$(2,597)	$6,892	$(55,956)	$(6,326)
Net Income (loss) per share attributable to GitLab Class A and Class B common stockholders:
Basic	$(0.02)	$0.04	$(0.34)	$(0.04)
Diluted	$(0.02)	$0.04	$(0.34)	$(0.04)
Weighted-average shares used to compute net income (loss) per share attributable to GitLab Class A and Class B common stockholders:
Basic	169,231	163,055	166,792	160,580
Diluted	169,231	170,094	166,792	160,580

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss), including amounts attributable to noncontrolling interest	$(3,513)	$6,315	$(58,564)	$(9,119)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	53,158	46,636	214,951	185,899
Change in fair value of acquisition related contingent consideration	—	—	—	3,750
Charitable donation of common stock	1,597	2,956	7,093	11,827
Amortization of intangible assets	2,015	2,195	8,065	8,126
Depreciation and amortization	1,096	499	3,280	2,860
Amortization of deferred contract acquisition costs	14,139	14,064	54,886	49,714
Net amortization of premiums or discounts on short-term investments	(861)	(3,813)	(8,207)	(16,746)
Unrealized foreign exchange loss (gain), net	5,425	(4,083)	18,811	(9,526)
Other non-cash expense, net	367	162	998	930
Changes in assets and liabilities:
Accounts receivable	(82,033)	(67,991)	(35,718)	(99,649)
Prepaid expenses and other current assets	(3,832)	5,927	(8,122)	8,424
Deferred contract acquisition costs	(22,966)	(22,421)	(59,294)	(58,127)
Other non-current assets	395	(1,034)	809	(183)
Accounts payable	794	5,472	1,606	5,505
Accrued expenses and other current liabilities	(624)	(12,755)	1,238	(253,369)
Accrued compensation and benefits	5,765	13,558	(2,130)	4,743
Deferred revenue	75,781	74,240	93,281	108,743
Other non-current liabilities	(946)	3,295	(127)	(7,773)
Net cash provided by (used in) operating activities	45,757	63,222	232,856	(63,971)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(213,209)	(204,304)	(1,011,492)	(707,698)
Proceeds from maturities of short-term investments	164,139	183,520	753,666	708,382
Proceeds from sales of short-term investments	—	—	1,367	—
Additions to property and equipment	(3,973)	(1,157)	(10,827)	(3,765)
Payments for business combination, net of cash acquired	—	—	—	(20,210)
Payments for asset acquisition	—	—	—	(7,660)
Other investing activities	—	—	—	457
Net cash used in investing activities	(53,043)	(21,941)	(267,286)	(30,494)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	6,324	6,069	21,781	23,964
Issuance of common stock under employee stock purchase plan	5,571	5,624	13,975	13,556
Payments for taxes related to net share settlement of equity awards	(416)	—	(945)	—
Settlement of acquisition related contingent cash consideration	—	—	—	(4,900)
Net cash provided by financing activities	11,479	11,693	34,811	32,620
Impact of foreign exchange on cash and cash equivalents	1,152	(1,957)	1,546	1,498
Net increase (decrease) in cash and cash equivalents	5,345	51,017	1,927	(60,347)
Cash and cash equivalents at beginning of period	224,231	176,632	227,649	287,996
Cash and cash equivalents at end of period	$229,576	$227,649	$229,576	$227,649

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Gross profit on GAAP basis	$225,420	$188,562	$834,481	$674,109
Gross margin on GAAP basis	87%	89%	87%	89%
Stock-based compensation expense	3,823	1,998	10,313	7,922
Amortization of acquired intangibles	2,015	2,195	8,065	8,126
Restructuring charges	153	—	153	—
Gross profit on non-GAAP basis	$231,411	$192,755	$853,012	$690,157
Gross margin on non-GAAP basis	89%	91%	89%	91%

Sales and marketing on GAAP basis	$112,581	$98,753	$434,725	$384,295
Stock-based compensation expense	(19,572)	(18,664)	(78,967)	(72,954)
Restructuring charges	(1,493)	—	(1,493)	(1,126)
Sales and marketing on non-GAAP basis	$91,516	$80,089	$354,265	$310,215

Research and development on GAAP basis	$68,961	$62,885	$274,574	$239,652
Stock-based compensation expense	(14,725)	(15,478)	(63,754)	(58,312)
Restructuring charges	—	—	—	(393)
Research and development on non-GAAP basis	$54,236	$47,407	$210,820	$180,947

General and administrative on GAAP basis	$49,042	$46,262	$195,663	$192,877
Stock-based compensation expense	(15,038)	(10,496)	(61,917)	(46,711)
Restructuring charges	—	—	—	(377)
Charitable donation of common stock	(1,597)	(2,957)	(7,093)	(11,828)
Changes in the fair value of acquisition related contingent consideration	—	—	—	(3,750)
Acquisition related expenses	(216)	(391)	(877)	(3,240)
Other non-recurring charges	77	(4,538)	(614)	(5,622)
General and administrative on non-GAAP basis	$32,268	$27,880	$125,162	$121,349

Loss from operations on GAAP basis	$(5,164)	$(19,338)	$(70,481)	$(142,715)
Stock-based compensation expense	53,158	46,636	214,951	185,899
Amortization of acquired intangibles	2,015	2,195	8,065	8,126
Restructuring charges	1,646	—	1,646	1,896
Charitable donation of common stock	1,597	2,957	7,093	11,828
Changes in the fair value of acquisition related contingent consideration	—	—	—	3,750
Acquisition related expenses	216	391	877	3,240
Other non-recurring charges	(77)	4,538	614	5,622
Income from operations on non-GAAP basis	$53,391	$37,379	$162,765	$77,646

Other income (expense), net on GAAP basis	$(6,075)	$4,017	$(23,291)	$9,187
Foreign exchange gains (losses), net	6,032	(3,860)	19,465	(9,416)
Other non-recurring charges (1)	178	173	4,234	690
Other income, net on non-GAAP basis	$135	$330	$408	$461

Net income (loss) attributable to GitLab common stockholders on GAAP basis	$(2,597)	$6,892	$(55,956)	$(6,326)
Stock-based compensation expense	53,158	46,636	214,951	185,899
Amortization of acquired intangibles	2,015	2,195	8,065	8,126
Restructuring charges	1,646	—	1,646	1,896
Charitable donation of common stock	1,597	2,957	7,093	11,828
Changes in the fair value of acquisition related contingent consideration	—	—	—	3,750
Acquisition related expenses	216	391	877	3,240

Foreign exchange gains (losses), net	6,032	(3,860)	19,465	(9,416)
Income tax adjustment (2)	(10,428)	(3,222)	(35,454)	(80,468)
Other non-recurring charges (1)	101	4,711	4,848	6,312
Net income attributable to GitLab common stockholders on non-GAAP basis	$51,740	$56,700	$165,535	$124,841

GAAP net income (loss) per share, basic	$(0.02)	$0.04	$(0.34)	$(0.04)
GAAP net income (loss) per share, diluted	$(0.02)	$0.04	$(0.34)	$(0.04)

Non-GAAP net income per share, basic	$0.31	$0.35	$0.99	$0.78
Non-GAAP net income per share, diluted	$0.30	$0.33	$0.96	$0.74

Shares used in per share calculation - basic on GAAP basis	169,231	163,055	166,792	160,580
Effect of dilutive securities	2,882	7,039	4,822	7,909
Shares used in per share calculation - diluted on non-GAAP basis	172,113	170,094	171,614	168,489

(1) Other non-recurring charges for the twelve months ended January 31, 2026 includes a $3.5 million indirect tax credit expense related to the JiHu formation, reflecting a change in accounting estimate.
(2) Income tax adjustment for the three and twelve months ended January 31, 2026 primarily reflects an assumed provision for income taxes based on our long-term projected tax rate of 22%, while for the three and twelve months ended January 31, 2025 consists primarily of one-time charges associated with the formation of Jihu and BAPA negotiations.

GitLab Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Computation of adjusted free cash flow (1)
GAAP net cash provided by (used in) operating activities	$45,757	$63,222	$232,856	$(63,971)
Less: Additions to property and equipment	(3,973)	(1,157)	(10,827)	(3,765)
Add: Income tax payments (refunds) related to BAPA	(28)	—	(2,479)	187,735
Non-GAAP adjusted free cash flow	$41,756	$62,065	$219,550	$119,999
(1) No non-recurring payments related to the formation of JiHu were recorded during the periods presented.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Yaoxian Chew
VP, Investor Relations
GitLab Inc.
ir@gitlab.com